Exhibit 10.1









                    REORGANIZATION AGREEMENT



                         by and between



                      SEABOARD CORPORATION



                               and



                   SEABOARD FLOUR CORPORATION


                      As of October 18, 2002




                        TABLE OF CONTENTS
                                                             Page


ARTICLE I   TRANSFER OF ASSETS                                   2

 SECTION 1.1  TRANSFER                                           2
 SECTION 1.2  EXCLUDED ASSETS; NO LIABILITIES                    2
 SECTION 1.3  PURCHASE AND SALE AGREEMENT                        2

ARTICLE II  CONSIDERATION                                        2

 SECTION 2.1  CASH CONSIDERATION                                 2
 SECTION 2.2  STOCK CONSIDERATION                                2

ARTICLE III ADDITIONAL SHARES                                    3

 SECTION 3.1  DEFINITIONS                                        3
 SECTION 3.2  SETTLEMENTS                                        4
 SECTION 3.3  REVIEW RIGHTS; OTHER MATTERS                       4
 SECTION 3.4  INDEMNIFICATION CLAIMS                             6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF FLOUR              6

 SECTION 4.1  ORGANIZATION                                       6
 SECTION 4.2  AUTHORIZATION                                      6
 SECTION 4.3  ABSENCE OF RESTRICTIONS AND CONFLICTS              7
 SECTION 4.4  TITLE TO ASSETS; RELATED MATTERS                   7
 SECTION 4.5  FINANCIAL STATEMENTS                               8
 SECTION 4.6  UNDISCLOSED LIABILITIES                            8
 SECTION 4.7  ABSENCE OF CERTAIN CHANGES                         8
 SECTION 4.8  LEGAL PROCEEDINGS                                  9
 SECTION 4.9  COMPLIANCE WITH LAW                                9
 SECTION 4.10 TAX RETURNS; TAXES                                 9
 SECTION 4.11 BROKERS, FINDERS AND INVESTMENT BANKERS           10
 SECTION 4.12 INVESTMENT AND SECURITIES MATTERS                 10
 SECTION 4.13 DISCLOSURE                                        11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SEABOARD            11

 SECTION 5.1  ORGANIZATION                                      11
 SECTION 5.2  AUTHORIZATION                                     11
 SECTION 5.3  NEW SEABOARD SHARES                               12
 SECTION 5.4  BROKERS, FINDERS AND INVESTMENT BANKERS           12

ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS                     12

 SECTION 6.1  PUBLIC ANNOUNCEMENTS                              12
 SECTION 6.2  EXPENSES                                          12
 SECTION 6.3  FURTHER ASSURANCES                                12
 SECTION 6.4  LLC MERGER                                        13

ARTICLE VII CLOSING DELIVERIES                                  13

 SECTION 7.1  DOCUMENTS DELIVERED BY FLOUR                      13
 SECTION 7.2  DOCUMENTS DELIVERED BY SEABOARD                   13

ARTICLE VIII INDEMNIFICATION                                    13

 SECTION 8.1  INDEMNIFICATION OBLIGATIONS OF FLOUR              13
 SECTION 8.2  INDEMNIFICATION OBLIGATIONS OF SEABOARD           14
 SECTION 8.3  INDEMNIFICATION PROCEDURE                         14
 SECTION 8.4  CLAIMS PERIOD                                     16

ARTICLE IX MISCELLANEOUS PROVISIONS                             17

 SECTION 9.1  NOTICES                                           17
 SECTION 9.2  SCHEDULES AND EXHIBITS                            17
 SECTION 9.3  ASSIGNMENT; SUCCESSORS IN INTEREST                17
 SECTION 9.4  NUMBER; GENDER                                    18
 SECTION 9.5  CAPTIONS                                          18
 SECTION 9.6  CONTROLLING LAW; AMENDMENT                        18
 SECTION 9.7  CONSENT TO JURISDICTION, ETC                      18
 SECTION 9.8  SEVERABILITY                                      18
 SECTION 9.9  COUNTERPARTS                                      19
 SECTION 9.10 ENFORCEMENT OF CERTAIN RIGHTS                     19
 SECTION 9.11 WAIVER                                            19
 SECTION 9.12 INTEGRATION                                       19
 SECTION 9.13 RELATIONSHIP OF THE PARTIES                       19
 SECTION 9.14 BUSINESS DAY                                      19



                          LIST OF EXHIBITS

Exhibit A       Form of Agreement and Plan of Merger



                          LIST OF SCHEDULES

Schedule 2.1     Liabilities to be Repaid
Schedule 2.2     Calculation of Unconditional Shares
Schedule 4.3(b)  Absence of Restrictions and Conflicts
Schedule 4.6     Undisclosed Liabilities
Schedule 4.7     Absence of Certain Changes
Schedule 4.9     Compliance with Law
Schedule 4.10(a) Tax Exceptions



                    REORGANIZATION AGREEMENT

     THIS REORGANIZATION AGREEMENT (this "Agreement"), dated as of October 18, 2002 (the "Effective Date"), is made and entered into by and between SEABOARD CORPORATION, a Delaware corporation ("Seaboard"), and SEABOARD FLOUR CORPORATION, a Delaware corporation ("Flour"). Seaboard and Flour are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of Seaboard (the "Seaboard
Board") has determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Seaboard and its stockholders, and has approved this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Flour has determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Flour and its stockholders, and has approved, and has recommended to the stockholders of Flour that they approve, this Agreement, the Merger Agreement (as hereinafter defined) and the other transactions contemplated hereby and thereby and the stockholders of Flour have so approved this Agreement, the Merger Agreement and the other transactions contemplated hereby and thereby;

     WHEREAS, as the first step in the transactions contemplated hereby, the Parties desire for Seaboard to acquire from Flour, and for Flour to transfer to Seaboard, the assets described herein, which assets constitute substantially all of the assets of Flour, in exchange for newly issued shares of common stock, par value $1.00 per share ("Seaboard Common Stock"), of Seaboard and cash, all upon the terms and subject to the conditions set forth herein (the "Transfer");

     WHEREAS, as the second step in the transactions contemplated hereby, Flour will liquidate for federal income Tax (as hereinafter defined) purposes by merging itself, pursuant to the terms of the Agreement and Plan of Merger attached hereto as Exhibit A (the "Merger Agreement"), with and into Seaboard Flour LLC, a wholly owned subsidiary of Flour and a Delaware limited liability company ("Flour LLC"), so that the stockholders of Flour will become the members of Flour LLC and will own all of the equity interests of Flour LLC (the "Merger" and, together with the Transfer, the "Transaction"); and

     WHEREAS, the Transaction is intended to qualify as a reorganization pursuant to the provisions of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:



                            ARTICLE I
                       TRANSFER OF ASSETS

     SECTION 1.1 Transfer. Subject to the terms and conditions of this Agreement, Flour hereby grants, sells, assigns, transfers and delivers to Seaboard, and Seaboard hereby purchases and acquires from Flour, all right, title and interest in and to the following assets, properties and rights of Flour:

          (a) 1,120,511.75 shares of Seaboard Common Stock (the "Old Seaboard Shares"); and

          (b) all rights of Flour to receive Earnout Payments (as hereinafter defined) under the Purchase and Sale Agreement (as hereinafter defined) (including, without limitation, the right to enforce such payments).

     Section 1.2 Excluded Assets; No Liabilities. It is expressly understood that Seaboard shall not acquire any assets of Flour or any Flour Subsidiary (as hereinafter defined) pursuant to this Agreement other than as set forth in Section 1.1. It is further expressly understood that Seaboard shall not assume, agree to pay, discharge or satisfy any liability or obligation of any nature whatsoever of Flour or any Flour Subsidiary.

     Section 1.3 Purchase and Sale Agreement. Prior to the execution and delivery of this Agreement, Flour entered into that certain Purchase and Sale Agreement (the "Purchase and Sale Agreement"), dated October 18, 2002, by and between Flour and Flour Holdings LLC, a Delaware limited liability company ("Holdings"). Pursuant to the terms of the Purchase and Sale Agreement, Flour is entitled to receive "Earnout Payments" (as such term is defined in the Purchase and Sale Agreement).



                           ARTICLE II
                          CONSIDERATION

     SECTION 2.1 Cash Consideration. Concurrent with the execution and delivery of this Agreement, Seaboard has delivered to Flour
$47,240,643.01 in immediately available funds, which shall immediately be used by Flour to pay the liabilities and obligations of Flour listed on Schedule 2.1.

     Section 2.2 Stock Consideration. Concurrent with the execution and delivery of this Agreement, Seaboard has delivered to Flour 888,096.90 shares of Seaboard Common Stock (the "Unconditional Shares"). The calculation of the number of the Unconditional Shares was determined as set forth on Schedule 2.2. In addition, Seaboard may be required to issue to Flour additional shares of Seaboard Common Stock (the "Additional Shares"), as set forth pursuant to Article III below.



                           ARTICLE III
                        ADDITIONAL SHARES

     SECTION 3.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

       "Applicable Share Price" shall mean the average of the per share closing sales price of Seaboard Common Stock during the regular trading sessions on the American Stock Exchange (or any successor exchange) for each of the ten (10) full trading days immediately preceding (but not including) the applicable Periodic Settlement Calculation Date or Final Settlement Calculation Date. The Applicable Share Price shall be equitably adjusted as necessary to reflect the effect of any forward or reverse stock split, stock dividend, recapitalization, or other similar change with respect to Seaboard Common Stock occurring during or after such ten (10) day trading period and prior to the applicable Periodic Settlement Date or Final Settlement Date.

       "Final Settlement Calculation Date" shall mean September 17, 2007.

       "Final Settlement Date" shall mean the date which is twenty (20) Business Days after the Final Settlement Calculation Date.

       "Firm" shall mean Ernst & Young LLP or such other independent public accounting firm as is mutually acceptable to Seaboard and Flour.

       "Flour Tax Attributes" shall mean any net operating loss, net capital loss, excess charitable contributions, unused Tax credits and other similar Tax items attributable to Flour and the Flour Subsidiaries which are available to Seaboard following consummation of the Transaction.

       "Net Proceeds" shall mean, as of and through any particular date, the sum of (a) the cumulative Earnout Payments received by Seaboard less any Taxes paid or owed by Seaboard with respect to such Earnout Payments (using the assumptions set forth in the last sentence of Section 3.3(b)), all as of such date, and
(b) the amount by which Seaboard's actual cumulative liability for income Taxes through such date, as reflected on all Tax Returns (as hereinafter defined) (including amended returns and claims for refund) filed by Seaboard on or prior to such date and calculated by taking into account all Flour Tax Attributes to the extent actually utilized by Seaboard, is less than Seaboard's cumulative liability for income Taxes through such date, calculated by assuming no utilization by Seaboard of any Flour Tax Attributes in any Taxable period.

       "Net Proceeds Account" shall mean, as of any particular date, the cumulative Net Proceeds as of and through such date less the sum of (a) the cumulative Seaboard Losses, if any, applied against the Net Proceeds Account as of and through such date by Seaboard in accordance with, and as adjusted by, Section 3.4, plus (b) the cumulative Net Proceeds Settled as of and through the day immediately prior to such date.

       "Net Proceeds Settled" shall mean, as of and through any particular date, the aggregate amount of Net Proceeds actually included (after reduction for any Seaboard Losses pursuant to Section 3.4), on or prior to such date, in a calculation of Additional Shares payable pursuant to this Agreement.

       "Periodic Settlement Calculation Date" shall mean the first Business Day of each calendar quarter commencing on July 1, 2003 and ending on July 2, 2007.

       "Periodic Settlement Date" shall mean each date which is twenty (20) Business Days after a Periodic Settlement Calculation
Date.

       "Seaboard Losses" shall have the meaning attributed thereto in Section 8.1.

     Section 3.2    Settlements.

          (a) Periodic Settlements. Subject to the provisions of Section 3.2(c), on each Periodic Settlement Date, Seaboard shall issue to Flour, for no additional consideration, a number of Additional
     Shares equal to (i) the positive balance, if any, of the Net
     Proceeds Account as of the immediately preceding Periodic
     Settlement Calculation Date, divided by (ii) the Applicable Share
     Price.

          (b) Final Settlement. Subject to the provisions of Section3.2(c), on the Final Settlement Date, Seaboard shall issue to Flour, for no additional consideration, a number of Additional
     Shares equal to (i) the positive balance, if any, of the Net Proceeds Account as of the Final Settlement Calculation Date, divided by
     (ii) the Applicable Share Price. If Seaboard, in its good faith discretion, determines that, as of the Final Settlement Calculation Date, there are remaining Flour Tax Attributes available to and usable by Seaboard, then the Net Proceeds Account shall include an amount, also determined in good faith by Seaboard, equal to the net present value to Seaboard of such remaining Flour Tax Attributes.

          (c) Maximum Additional Shares. Notwithstanding anything to the contrary herein, in no event shall Seaboard be obligated or permitted to issue more than 232,414.85 shares (the "Maximum
     Number") of Seaboard Common Stock pursuant to this Article III.
     The Maximum Number shall be equitably adjusted as necessary to reflect the effect of any forward or reverse stock split, stock dividend, recapitalization, or other similar change with respect to Seaboard Common Stock occurring after the Effective Date and on or prior to the Final Settlement Date. In the event that Seaboard has issued the Maximum Number of shares of Seaboard
     Common Stock pursuant to this Article III, it is expressly understood that any subsequent Earnout Payments that would otherwise be included in a calculation of Additional Shares shall nonetheless be retained by Seaboard and Seaboard shall have no further obligations under this Article III to issue any additional Shares.

     Section 3.3    Review Rights; Other Matters.

          (a) Calculation of Additional Shares. Within five (5) Business Days following each Periodic Settlement Calculation Date and the Final Settlement Calculation Date, Seaboard shall prepare and submit to Flour a statement setting forth, in reasonable detail, Seaboard's calculation of the number of Additional Shares for such Periodic Settlement Calculation Date or Final Settlement Calculation Date, together with reasonably detailed support for such calculations (including calculations of Applicable Share
     Price, Net Proceeds, Net Proceeds Account, and Net Proceeds
     Settled). If Flour disputes the correctness of Seaboard's calculation of the number of Additional Shares, Flour shall notify Seaboard in writing of the objections within five (5)
     Business Days of receipt of Seaboard's calculations. If Flour fails to deliver such written notice of objections within such time, Flour shall be deemed to have accepted Seaboard's calculations. The Parties shall endeavor in good faith to resolve any disputed matters within five (5) Business Days after the receipt of a notice of objections. If the Parties are unable to resolve all of the items that were identified in the notice of objection, Seaboard and Flour will jointly retain the Firm to resolve any disagreements. Seaboard and Flour will direct the Firm to render a determination within ten (10) Business Days of its retention and Seaboard, Flour and their respective agents will cooperate with the Firm during its engagement. The Firm will determine the actual number of Additional Shares for the applicable period. The determination of the Firm in respect of the correctness of each matter in dispute shall be conclusive and binding on the Parties. The cost of the Firm shall be borne one-half by Flour and one-half by Seaboard.

          (b) Accounting and Tax Matters. The calculation of the Additional Shares shall be determined first in accordance with this Agreement and second in accordance with generally accepted accounting principles.
     The Parties acknowledge that the policies, practices and procedures contemplated by this Section 3.3(b) are to be applied only for purposes of calculating the Additional Shares and shall not in any way limit the manner in which Seaboard may apply accounting procedures for financial accounting and reporting purposes. Unless otherwise hereafter agreed by Seaboard and Flour, it is understood that Seaboard will use, to the extent permissible under the Code, the following guidelines in its preparation of Tax Returns for Taxes payable with respect to Earnout Payments received by Seaboard: (i) Seaboard's Tax basis in the right to receive the Earnout Payments equals Flour's Tax basis in the assets that were transferred pursuant to the Purchase and Sale Agreement, (ii) Seaboard will recognize imputed interest income under the principles of
     Section 483 of the Code in respect of each Earnout Payment received, and
     (iii) the "open transaction" method will apply to Seaboard's receipt of the Earnout Payments (other than the portion thereof treated as imputed interest income), meaning that Seaboard will recover its Tax basis in the Earnout Payments before reporting any Taxable gain therefrom. The following assumptions shall be made with respect to the determination of Taxes paid or owed by Seaboard with respect to the Earnout Payments:
     (A) any Taxable interest income or other gain recognized by Seaboard in respect of the Earnout Payments will be subject to Tax at the highest marginal federal and state rate applicable to Seaboard at the time of the receipt of such Earnout Payments and (B) no net operating losses, net capital losses, excess charitable contributions, unused Tax credits or other similar Tax attributes that are otherwise available to Seaboard shall be considered in such calculation.

          (c) Assignment of Earnout Payments. Flour will immediately notify Holdings of the assignment hereunder of its right to receive the Earnout Payments and all Earnout Payments shall be made directly to Seaboard pursuant to the terms of the Purchase and Sale Agreement.

          (d) Cooperation. Seaboard shall make available to Flour, upon reasonable request and in accordance with reasonable and customary practices, the books, records, documents and workpapers underlying the preparation and review of Seaboard's calculations of the Additional Shares and Flour shall maintain the confidentiality of all such materials which are not otherwise available to the public.

          (e) Other Matters. The Parties agree and acknowledge that the right to receive any Additional Shares pursuant to this Article
     III: (i) is not represented by any form of certificate or instrument and (ii) shall not be assignable or transferable by Flour (except by operation of law).

     Section 3.4 Indemnification Claims. Notwithstanding anything in this Agreement to the contrary, in the discretion of Seaboard, the Net Proceeds Account may be reduced by the amount of (a) any Seaboard Losses (for which a final and binding determination of the merits and amount has been made or for which the Parties have otherwise agreed) payable to Seaboard pursuant to Section 8.1 and
(b) any reserves established in good faith by Seaboard from time to time with respect to any asserted but unresolved claims which could result in Seaboard Losses payable to Seaboard pursuant
Section 8.1 (which reserves shall be released as and when final determinations or agreements are reached with respect to such claims).



                           ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF FLOUR

     Flour hereby represents and warrants to Seaboard as follows:

     Section 4.1 Organization. Flour is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Each of Flour LLC and Holdings is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Flour, Flour LLC and Holdings are sometimes collectively referred to herein as the "Flour Entities." Each Flour Entity has all requisite power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted.

     Section 4.2 Authorization. Flour has full power and authority to execute and deliver this Agreement and each Flour Entity has full power and authority to execute and deliver any other certificate, agreement, document or other instrument (including, without limitation, the Purchase and Sale Agreement and the Merger Agreement) to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Flour Ancillary Documents"). Each Flour
Entity has full power and authority to perform any of its respective obligations under this Agreement and the Flour
Ancillary Documents and to consummate the transactions contemplated hereby and thereby, as appropriate. The execution and delivery of this Agreement by Flour and the Flour Ancillary Documents by each Flour Entity, as appropriate, and the performance by each Flour Entity of any of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary board and stockholder action on the part of Flour and by all necessary limited liability company action on the part of Flour LLC and Holdings. The directors and stockholders of Flour have approved the execution, delivery and performance of this Agreement and the Flour Ancillary Documents and the consummation of the transactions contemplated by this Agreement and by the Flour Ancillary Documents. This Agreement and the Flour Ancillary Documents have been duly executed and delivered by each Flour Entity (to the extent such Flour Entity is a party) and do or will, as the case may be, constitute the valid and binding agreements of each Flour Entity (to the extent such Flour Entity is a party and, upon the consummation of the Merger in the case of Flour LLC, to the extent Flour is a party), enforceable against such Flour Entity in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 4.3 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Flour Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Flour Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Flour Ancillary Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the charter documents of Flour or the Flour Subsidiaries, (b) except as set forth on
Schedule 4.3(b), any contract or agreement to which Flour or any Flour Subsidiary is a party or by which Flour or any Flour Subsidiary is bound, (c) any judgment, decree or order of any court or governmental authority or agency to which Flour or any Flour Subsidiary is a party or by which Flour or any Flour Subsidiary or any of their respective properties are bound or
(d) any statute, law, rule, regulation or arbitration award applicable to Flour or any Flour Subsidiary. Except for the filing of a Certificate of Merger with the Delaware Secretary of State in connection with the Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency or authority is required with respect to Flour or any Flour Subsidiary in connection with the execution, delivery or performance of this Agreement or the Flour Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. For purposes of this Agreement, "Flour Subsidiary" means Flour LLC, Holdings and any other entity, now or hereafter, of which Flour owns, directly or indirectly, more than 50% of the outstanding voting securities; provided, however, that the term "Flour Subsidiary" shall not include Seaboard or any of its subsidiaries.

     Section 4.4 Title to Assets; Related Matters. Except with respect to those obligations of Flour being paid off pursuant to
Section 2.1, Flour owns, and Seaboard will acquire, the Old Seaboard Shares, free and clear of any and all liens, mortgages, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, "Liens").
By virtue of the Transfer hereunder, Flour has transferred good title to the Old Seaboard Shares to Seaboard, free and clear of any Liens. The Purchase and Sale Agreement is legal, valid, binding and enforceable in accordance with its terms with respect to Flour and Holdings. Flour's rights with respect to Earnout Payments under the Purchase and Sale Agreement are freely assignable to Seaboard and, by virtue of the Transfer hereunder, Flour has assigned its rights with respect to Earnout Payments under the Purchase and Sale Agreement to Seaboard, free and clear of any Liens. Flour has not previously made any assignment of its rights under the Purchase and Sale Agreement. There are no existing defaults or breaches of Flour or Holdings under the Purchase and Sale Agreement (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach).

     Section 4.5 Financial Statements. Flour has delivered to Seaboard the following: (a) the audited balance sheets and related audited annual statements of income, stockholders' equity, and cash flows of Flour and its subsidiaries as of and for the fiscal years ended May 31, 2002 and May 31, 2001 (the "Year-End Financial Statements"); and (b) the unaudited balance sheet of Flour and its subsidiaries as of September 30, 2002 and the related unaudited statements of income, stockholders' equity, and cash flows of Flour and its subsidiaries for the 4-month period ended September 30, 2002 (the "Interim Financial Statements"). The Year-End Financial Statements and the Interim Financial Statements are hereinafter referred to, collectively, as the "Financial Statements." The Financial Statements have been prepared from, and are in accordance with, the books and records of Flour and its subsidiaries, which books and records are maintained in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practice of Flour. Each of the balance sheets included in such Financial Statements (including the related notes and schedules) fairly presents the financial position of Flour and its subsidiaries as of the date of such balance sheet, and each of the statements of income and cash flows included in such Financial Statements (including any related notes and schedules) fairly presents the results of operations and changes in cash flows, as the case may be, of Flour and its subsidiaries for the periods set forth therein, in each case in accordance with GAAP (subject, in the case of unaudited and interim financial statements, to normal year-end adjustments and the omission of footnotes) consistently applied during the periods involved. Since May 31, 2002, there has been no change in any of the accounting policies, practices or procedures of Flour or its subsidiaries.

     Section 4.6    Undisclosed Liabilities.  Except as disclosed on
Schedule 4.6, neither Flour nor any Flour Subsidiary has any liabilities or obligations (whether absolute, contingent or otherwise), which are not reflected or provided for in the unaudited balance sheet of Flour and its subsidiaries at September 30, 2002, except liabilities and obligations that have been incurred since the date of such balance sheet in the ordinary course of business.

     Section 4.7 Absence of Certain Changes. Since September 30, 2002 and except as set forth on Schedule 4.7, there has not been any Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means any change, effect, condition, event, or circumstance that has been, is, or is reasonably likely to be materially adverse to the financial condition, business, or results of operations of Flour and the Flour Subsidiaries, taken as a whole. It is understood and agreed that every change, effect, condition, event, or circumstance that, either individually or in the aggregate, would result in a loss to Flour or any Flour Subsidiary of $100,000 or more over any consecutive 12-month period shall be deemed to be a Material Adverse Effect for purposes of this Agreement. Since September 30, 2002, except pursuant to transactions contemplated by this Agreement, neither Flour nor any Flour Subsidiary has acquired any property from, or made any loan to, any director, officer or stockholder of Flour, or any Person (as hereinafter defined) with whom any such director, officer or stockholder is related by blood, marriage or adoption or any entity in which such director, officer or stockholder owns a controlling interest. For purposes of this Agreement, "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Section 4.8 Legal Proceedings. No action or proceeding has been instituted against Flour or any Flour Subsidiary before any federal, state or local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a
"Governmental Entity"), seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 4.9 Compliance with Law. Flour and each Flour Subsidiary is (and has been at all times during the applicable statutes of limitation) in compliance with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities. Except as set forth in Schedule 4.9,
(i) neither Flour nor any Flour Subsidiary has been charged with or is now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity, (ii) neither Flour nor any Flour Subsidiary is a party to or bound by any order, judgment, decree or award of any Governmental Entity and (iii) Flour and each Flour Subsidiary has filed all reports and has all licenses and permits required to be filed with any Governmental Entity on or before the Effective Date.

     Section 4.10   Tax Returns; Taxes.

          (a)  Except as otherwise disclosed in Schedule 4.10(a):
     (i) Flour and each Flour Subsidiary have filed all Tax Returns due to have been filed through the Effective Date in accordance with any applicable law and each such Tax Return is correct and complete in all respects; (ii) all Taxes owed by Flour or any Flour Subsidiary (whether or not shown on any Tax Return) have been paid in and, since September 30, 2002, neither Flour nor any Flour Subsidiary has incurred any Tax liability outside the ordinary course of business; (iii) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed other than extensions with respect to the federal and state income and franchise Tax Returns for the year ended May 31, 2002; (iv) all deficiencies asserted as a result of any examination of a Tax Return have been paid in full, accrued on the books of Flour, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any other period not so examined; (v) no claims have been asserted and no proposals or deficiencies for any Taxes are being asserted, proposed or threatened, and no audit or investigation of any Tax Return is currently underway, pending or threatened; (vi) no claim has ever been made by any Governmental Entity in a jurisdiction where Flour does not file Tax Returns that it is or may be subject to taxation; (vii) Flour and each Flour Subsidiary has withheld and paid all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (viii) there are no outstanding waivers or agreements by Flour or any Flour Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Flour or any Flour Subsidiary or any other matter pending between Flour or any Flour Subsidiary and any taxing authority;
     (ix) there are no Liens for Taxes other than Liens for Taxes which are not yet due and payable, nor are there any Liens which are pending or threatened; (x) neither Flour nor any Flour Subsidiary has any liability for the Taxes of any Person (other than Flour and the Flour Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; and (xi) the unpaid Taxes of Flour and the Flour Subsidiaries (A) did not, as of September 30, 2002, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet of Flour and its subsidiaries at September 30, 2002 and (B) do not exceed that reserve adjusted for passage of time through the date hereof in accordance with the past custom and practice of Flour and its subsidiaries in filing their Tax Returns.

          (b) "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which Flour or any Flour Subsidiary may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity. "Tax Return" shall mean any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

     Section 4.11 Brokers, Finders and Investment Bankers. Neither Flour nor any Flour Subsidiary has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

     Section 4.12   Investment and Securities Matters.

          (a) Flour acknowledges and understands that the (i) issuance of the Unconditional Shares and the Additional Shares (together, the "New Seaboard Shares") will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws and (ii) issuance of the New Seaboard Shares is intended to be exempt from registration under the Securities Act and any other applicable securities laws by virtue of certain exemptions thereunder, including Section 4(2) of the Securities Act, and, therefore, the New Seaboard Shares cannot be resold unless registered under the Securities Act and any other applicable securities laws or unless an exemption from registration is available.

          (b) Flour is acquiring the New Seaboard Shares solely for its own account for investment purposes and not with a view toward any distribution in violation of the Securities Act or any other applicable securities laws.

          (c) Flour is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (d) Flour acknowledges and agrees that the certificates representing the New Seaboard Shares shall bear substantially the following legend:

          the shares represented by this certificate have not been registered under the securities act of 1933, as amended (the "securities act"), or under any other applicable securities laws in reliance upon various exemptions therefrom. these shares have been acquired for investment and may not be offered for sale, sold, transferred, or otherwise disposed of, nor will any assignee or transferee thereof be recognized by the corporation as having any interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the securities act or
          (ii) an opinion of holder's counsel, which counsel and opinion of holder's counsel shall each be reasonably satisfactory to the corporation, to the effect that the transaction by which such shares will be offered for sale, sold, transferred, or otherwise disposed of is exempt from or otherwise in compliance with the registration requirements of the securities act and any other applicable securities laws.

     Section 4.13 Disclosure. No representation, warranty or covenant made by Flour in this Agreement, the Schedules or the Exhibits attached to this Agreement, or any of the Flour Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.



                            ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF SEABOARD

     Seaboard hereby represents and warrants to Flour as follows:

     Section 5.1 Organization. Seaboard is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     Section 5.2 Authorization. Seaboard has full power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Seaboard Ancillary Documents") and to perform its obligations under this Agreement and the Seaboard Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seaboard Ancillary Documents by Seaboard and the performance by Seaboard of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by the Seaboard Board, and no other corporate proceeding or action on the part of Seaboard, the Seaboard Board or the stockholders of Seaboard are necessary therefor. Not in limitation of the foregoing, the Seaboard Board has expressly approved this Agreement and the transactions contemplated hereby, including the acquisition of the New Seaboard Shares by Flour and the subsequent acquisition of the New Seaboard Shares by Flour LLC upon the Merger of Flour into Flour LLC, for purposes of
Section 203 of the Delaware General Corporation Law. This Agreement and the Seaboard Ancillary Documents have been duly executed and delivered by Seaboard, and do or will, as the case may be, constitute the valid and binding agreement of Seaboard, enforceable against Seaboard in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 5.3 New Seaboard Shares. The New Seaboard Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights. No supplemental listing application is required to list the New
Seaboard Shares on the American Stock Exchange.

     Section 5.4 Brokers, Finders and Investment Bankers. Except for Adams, Harkness & Hill (the "Financial Advisor"), Seaboard has not employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.



                           ARTICLE VI
                CERTAIN COVENANTS AND AGREEMENTS

     SECTION 6.1 Public Announcements. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), Seaboard and Flour shall consult with one another regarding the timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, government agencies, employees, customers or the general public and shall use reasonable efforts to agree upon the text of any such announcement prior to its release.

     Section 6.2 Expenses. Flour shall be responsible and pay for all of the fees, costs and expenses of the Parties incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees, costs and expenses of the Financial Advisor; provided, however, that Seaboard shall pay, and Flour shall not be responsible for, the compensation of the members of the special committee (the
"Special Committee") of the Seaboard Board and the fees, costs and expenses of counsel to the Special Committee.

     Section 6.3 Further Assurances. Flour and Seaboard covenant and agree that from and after the Effective Date each will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time at the reasonable request of any Party and without further consideration, all such further bills of sale, assignments, assumptions, deeds and instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intent of this Agreement.

     Section 6.4 LLC Merger. As promptly as practicable following consummation of the Transfer, Flour will merge itself with and into Flour LLC pursuant to the terms of the Merger Agreement.



                           ARTICLE VII
                       CLOSING DELIVERIES

     SECTION 7.1 Documents Delivered by Flour. As of the date hereof, Flour has delivered, or caused to be delivered, to Seaboard the following:

          (a) the stock certificates representing the Old Seaboard Shares and accompanying stock powers;

          (b) an assignment of the right to receive the Earnout Payments (the "Assignment Agreement"), in form satisfactory to Seaboard; and

          (c) the legal and tax opinions of King & Spalding, counsel to Flour, in form satisfactory to Seaboard.

     Section 7.2 Documents Delivered by Seaboard. As of the date hereof, Seaboard has delivered, or caused to be delivered, to Flour the following:

          (a)  the stock certificates representing the Unconditional
     Shares; and

          (b) cancelled promissory notes and a release of any stock pledges representing the payment in full of Flour's indebtedness to Seaboard which was repaid pursuant to Section 2.1.



                          ARTICLE VIII
                         INDEMNIFICATION

     SECTION 8.1 Indemnification Obligations of Flour. Flour will indemnify, defend and hold harmless Seaboard and each of its affiliates, officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seaboard Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) any liability or obligation of any nature whatsoever (whether arising before or after consummation of the transactions contemplated by this Agreement) of Flour or any Flour Subsidiary;

          (b) any breach or inaccuracy of any representation or warranty made by Flour in this Agreement or in the Flour Ancillary Documents;

         (c) any breach of any covenant, agreement or undertaking made by Flour in this Agreement or in the Flour Ancillary Documents;

         (d) any increase in Seaboard's actual liability for income Taxes that results from the disallowance or recalculation of a Flour
     Tax Attribute included in a calculation of Additional Shares;

         (e) any inaccuracy or error contained in, or any challenge by any Governmental Entity as to, the guidelines or assumptions set forth in Section 3.3(b) with respect to the Tax consequences of the receipt by Seaboard of the Earnout Payments; or

         (f) any challenge by any Governmental Entity as to the treatment of the Transaction as a "reorganization" under Section
     368(a)(1)(D) of the Code; provided, however, that if any such challenge results in the disallowance of a Flour Tax Attribute, the amount of the Seaboard Loss attributable to such disallowance shall be determined under Section 8.1(d) above.
     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seaboard Indemnified Parties described in this Section 8.1 as to which the Seaboard
     Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the "Seaboard Losses."

     Section 8.2 Indemnification Obligations of Seaboard. Seaboard will indemnify and hold harmless Flour and its affiliates, officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Flour Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) any breach or inaccuracy of any representation or warranty made by Seaboard in this Agreement or in any of the Seaboard
     Ancillary Documents; or

          (b) any breach of any covenant, agreement or undertaking made by Seaboard in this Agreement or in any of the Seaboard Ancillary Documents.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Flour Indemnified Parties described in this Section 8.2 as to which the Flour Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the "Flour Losses."

     Section 8.3    Indemnification Procedure.

          (a) Promptly after receipt by a Seaboard Indemnified Party or a Flour Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Seaboard Losses or Flour Losses (as the case may be), such Indemnified Party will notify Seaboard or Flour, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within ten (10) days thereafter assuming full responsibility for any Seaboard Losses or Flour Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel; provided, however, if the Indemnified Party is a Seaboard Indemnified Party, such Seaboard Indemnified Party shall be entitled to assume such defense in its sole discretion. In the event that (i) the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above, (ii) the Indemnifying Party declines or fails to employ counsel reasonably satisfactory to the Indemnified Party or (iii) the Indemnified Party is a Seaboard Indemnified Party and elects to assume the defense, in any case within such ten (10) day period, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding, except that if an Indemnified Party has been advised by counsel in writing that (i) there are one or more defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or another Indemnified Party or (ii) the representation of the Indemnified Party and the Indemnifying
     Party or another Indemnified Party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the Indemnified Party shall have the right to employ separate counsel and in that event the reasonable fees and disbursements of such separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying
     Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

          (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 8.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party (to the extent the Indemnifying Party is or may be a party to such claim) from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates.

          (c) In the event an Indemnified Party claims a right to payment pursuant to this Agreement, such Indemnified Party will send written notice of such claim to the appropriate Indemnifying
      Party. Such notice will summarize the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder. Notwithstanding anything herein to the contrary, under no circumstances shall Seaboard be obligated to pay or advance any amount for any liability or obligation of Flour or any Flour Subsidiary and Flour shall take any and all action necessary or desirable in order to prevent Seaboard from being required to make such payment or advance (regardless of the merits of such claim), including, but not limited to, advancing such amount to Seaboard or the claimant or posting any bond or collateral with respect to such claim.

     Section 8.4 Claims Period. For purposes of this Agreement, a "Claims Period" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement shall begin on the Effective Date and terminate on the expiration of any applicable statutes of limitation. Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.



                           ARTICLE IX
                    MISCELLANEOUS PROVISIONS

     SECTION 9.1 Notices. All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or sent by registered or certified mail (return receipt requested) or by any express mail or courier delivery service (with evidence of delivery and postage and other fees prepaid) as follows:

     To Seaboard:    Seaboard Corporation
                     Department of Legal Affairs
                     9000 West 67th Street
                     Shawnee Mission, KS 66201
                     Attn:  David M. Becker

     with a copy to: Sullivan & Worcester LLP
                     One Post Office Square
                     Boston, MA 02109
                     Attn:  Marshall L. Tutun

     To Flour:       Seaboard Flour LLC
                     822 Boylston Street, Suite 301
                     Chestnut Hill, MA 02467
                     Attn:  H. Harry Bresky

     with a copy to: King & Spalding
                     191 Peachtree Street NE
                     Atlanta, GA 30303
                     Attn:  Russell B. Richards

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be effective upon the date of delivery or refusal of delivery, if sent by personal delivery, registered, certified, or express mail, or courier delivery, or upon the transmission by telecopy transmission, if immediately confirmed by telephone or electronic means.

     Section 9.2    Schedules and Exhibits.  The Schedules and
Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

     Section 9.3 Assignment; Successors in Interest. No assignment or transfer by any Party of such Party's rights and obligations under this Agreement will be made except with the prior written consent of the other Parties to this Agreement. Notwithstanding anything herein to the contrary, the Merger of Flour into Flour
LLC is expressly contemplated by this Agreement and Flour LLC shall succeed to the rights and obligations of Flour under this Agreement by operation of law. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

     Section 9.4 Number; Gender. Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders.

     Section 9.5 Captions. The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and Exhibits, respectively, to this Agreement.

     Section 9.6 Controlling Law; Amendment. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

     Section 9.7 Consent to Jurisdiction, Etc. Each of the Parties hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document (for purposes of this Section, a "Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware. The Parties agree that, after a Legal Dispute is before a court as specified in this Section 9.7 and during the pendency of such Legal Dispute before such court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including, without limitation, any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that such Party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court or that such Party's property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. Each Party hereto agrees that a final judgment in any action, suit or proceeding described in this Section 9.7 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

     Section 9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such pro hibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 9.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

     Section 9.10 Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, the Indemnified Parties and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

     Section 9.11 Waiver. Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 9.12 Integration. This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitute the entire agreement between the Parties.

     Section 9.13 Relationship of the Parties. Nothing in this Agreement shall create or constitute any agency, partnership or joint venture arrangement by and between Seaboard and Flour. Neither Seaboard nor Flour has the power or authority, express or implied, to obligate or bind the other whatsoever.

     Section 9.14 Business Day. As used in this Agreement, the term "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York
City.



      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

                              SEABOARD CORPORATION


                              By:  /s/ Robert L. Steer
                              Name: Robert L. Steer
                              Title:Senior Vice President, Treasurer and
                                    Chief Financial Officer



                              SEABOARD FLOUR CORPORATION


                              By:  /s/ H. H. Bresky
                              Name: H. H. Bresky
                              Title:President